Exhibit 10.2

F5 Finishes, Inc. 2019 Incentive Stock Plan

(______________________, 2019)

Article 1
Purpose

The purpose of this plan is to recognize and reward participants for their efforts on the Company’s behalf, to motivate participants by appropriate incentives to contribute to the Company’s attainment of its performance objectives, and to align participants’ interests with those of the Company’s other stockholders through compensation based on the performance of the Company’s common stock.

Article 2
Definitions

Award means an Option, SAR Award, Restricted Stock Award or RSU Award under the Plan.

Award Agreement means a written or electronic agreement between the Company and a Participant incorporating the terms of an Award to the Participant.

Board means the Company’s Board of Directors.

Change of Control is defined in Article 7.3. The terms “continuing Director,” “appointed Director” and “elected Director” are also defined in Article 7.3.

CEO means the Company’s Chief Executive Officer.

Code means the Internal Revenue Code of 1986, as amended.

common stock means the Company’s common stock, par value $.01 per share.

Committee is defined in Section 3.1. Unless the Board designates a different committee, the Compensation Committee of the Board shall serve as the Committee (as long as all of the members of the Compensation Committee qualify under Section 3.1).

Company means F5 Finishes, Inc., a Delaware corporation.

Consultant means any individual who provides bona fide consulting or advisory services to the Company or a Subsidiary.

Corporate Transaction is defined in Section 7.3.

Director means a director of the Company.

Eligible Person means, in respect of all types of Awards except ISOs, any Employee, Director or Consultant and, in respect of ISOs, any Employee.

Employee means a full-time or part-time employee of the Company or a Subsidiary.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Expiration Date means the last day on which an Option or SAR may be exercised.

Fair Market Value means, for a given day, the value of a share of common stock determined as follows:

i. If the common stock is listed on The Nasdaq Stock Market LLC, its Fair Market Value will be the last reported sales price of a share of common stock as quoted on such exchange on the day in question (or on the most recent trading day if the day in question is not a trading day);

ii. For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s common stock; or

iii. In the absence of an established market for the common stock, the Fair Market Value will be determined in good faith by the Committee.

Grant Date means, in respect of an Award, the date that the Committee grants the Award or any later date that the Committee specifies as the effective date of the Award.

ISO means an incentive stock option described in §422 of the Code.

NSO means a nonstatutory stock option (i.e., any stock option other than an ISO).

Option means an award pursuant to Article 5 of an option to purchase shares of common stock. , The Committee shall designate at the time of grant whether an Option is an ISO or an NSO.

Outside Director means a Director who is not an Employee.

Participant means an Eligible Person who holds an Award under the Plan.

Performance Goals may include, but are not limited to, one or more of the following objective performance goals for the Company, a division or a Subsidiary, which generally should be measured over a 12-month or longer period:

●	earnings per share
●	earnings before interest, taxes, depreciation and amortization
●	revenues
●	income from operations
●	return on invested capital
●	return on assets
●	internal rate of return
●	return on stockholders’ equity
●	total return to stockholders
●	customer growth and satisfaction
●	geographic business expansion goals
●	strategic partnerships or acquisitions
●	corporate value measures (which include compliance, safety, environmental and personnel matters)

Plan means this plan, as it may be amended. The name of this Plan is the “F5 Finishes 2019 Incentive Stock Plan.”

Registration Date means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to the Company’s shares.

Restricted Shares means shares of common stock subject to a risk of forfeiture or other restrictions that will lapse if and when specified service requirements, Performance Goals or other conditions are satisfied.

Restricted Stock Award means an award of Restricted Shares pursuant to Article 6.

Restricted Stock Unit means a contractual right to receive one share of common stock in the future if and when specified service requirements, Performance Goals or other conditions are satisfied.

RSU Award means an award of Restricted Stock Units pursuant to Article 6.

SAR, or stock appreciation right, means a contractual right to receive a payment representing the excess of the Fair Market Value of a share of common stock on the date that the right is exercised over the exercise price per share of the right.

SAR Award means an award of a Stand-Alone SAR or Tandem SAR pursuant to Article 5.

Section 16 Officers means employees of the Company who are subject to the reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended.

Stand-Alone SAR means an SAR that is not related to an Option.

share means a share of the Company’s common stock.

Subsidiary means a “subsidiary corporation” as defined in §424(f) of the Code.

Tandem SAR means an SAR that is related to an Option.

Termination means (except as otherwise provided in Article 7 (Change of Control) and except as may otherwise be provided in an Award Agreement or individual severance or employment agreement to which a Participant is a party):

i.	in respect of an Employee, his or her termination of service to the Company or a Subsidiary. An Employee’s (i) transferring employment from the Company to a Subsidiary or from a Subsidiary to the Company or to another Subsidiary or (ii) leaving service as an Employee but continuing, or simultaneously commencing, service to the Company or a Subsidiary as a Consultant or Director shall not be considered a Termination.

ii.	in respect of an Outside Director, his or her termination of service on the Board. An Outside Director’s leaving the Board but simultaneously commencing service to the Company or a Subsidiary as an Employee or Consultant or as a director of a Subsidiary shall not be considered a Termination.

iii.	in respect of a Consultant, his or her termination of service as a Consultant to the Company or a Subsidiary. A Consultant’s (i) transferring service from the Company to a Subsidiary or from a Subsidiary to the Company or to another Subsidiary or (ii) a Consultant’s leaving service as a consultant but continuing, or simultaneously commencing, service to the Company or a Subsidiary as an Employee or Director (or a director of a Subsidiary) shall not be considered a Termination.

Subject to the foregoing and to the extent permitted by law (including §422(a)(2) of the Code and the rules and regulations issued thereunder), the Committee, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination, including, without limitation, whether a Termination has occurred and whether any particular leave of absence constitutes a Termination.

Notwithstanding the foregoing and in accordance with Section 8.3, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of §409A of the Code, “Termination” shall mean a “separation from service” as defined in §409A of the Code.

Termination as used in Article 7 is defined in Article 7.

Termination Date means the date on which an Employee, Director or Consultant, as the case may be, incurs a Termination.

Article 3
Administration

3.1 Committee

The Board shall designate a committee of the Board (the “Committee”) to administer the Plan except in respect of Directors, for whom the full Board shall administer the Plan. The Committee shall consist of two or more Directors both or all of whom shall be (i) “non-employee directors” as defined in Rule 16b-3 under the Exchange Act, and (ii) “independent directors” under the applicable listing standards of The Nasdaq Stock Market LLC.

The Committee may delegate to the CEO the authority to grant Awards to Employees who are not Section 16 Officers. Such authority may be delegated only in connection with Awards relating to the hiring of new Employees and/or promotions of existing Employees. The Committee may not so delegate authority in connection with the annual grant of equity awards to Employees or for awards to Section 16 Officers. Each such delegation of authority shall be in writing and signed by the members of the Committee and shall specify the parameters of such authority, including but not limited to the types of Awards authorized, the maximum number of Options, Restricted Stock Units, SARs and/or Restricted Shares the CEO may grant to all employees in the aggregate, the duration of the authority and the vesting schedule for such Awards, and may contain such other terms, conditions and restrictions as the Committee deems necessary or advisable. All such delegations of authority shall be subject to the terms of this Plan and the Committee’s Policy on Granting Equity Compensation Awards, as such policy may be amended or replaced from time to time.

3.2 Authority

Subject to the terms of the Plan, the Committee shall have the authority to select the Eligible Persons to whom Awards are to be granted and to determine the time, type, number of shares, vesting, restrictions, limitations and other terms and conditions of each Award.

Awards under the Plan need not be uniform in respect of different Eligible Persons, whether or not similarly situated. The Committee may consider such factors as it deems relevant in selecting Eligible Persons for Awards and in determining their Awards.

The Committee may condition the vesting of any Award on the attainment of one or more Performance Goals. Performance Goals may differ from Participant to Participant and from Award to Award. The Committee shall specify the applicable Performance Goal or Goals in the underlying Award Agreement. The Committee may revise the Performance Goals and the computation of payment if one or more events occur which have a substantial effect on the performance of the Company or a Subsidiary and which, in the judgment of the Committee, make the application of the Performance Goals unfair unless a revision is made, including without limitation, to reflect losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, structural changes/outsourcing, foreign exchange impacts, the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

The Committee may interpret the Plan, adopt, revise and rescind policies and procedures to administer the Plan, and make all factual and other determinations required for Plan’s administration.

The Committee’s determinations, interpretations and other actions shall be final and binding. No member of the Committee shall be liable for any action of the Committee in good faith.

3.3 Procedures

The members of the Committee shall elect a chairman, and the Committee shall meet as necessary at the call of the chairman or any two members of the Committee. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee at a meeting at which a quorum is present shall be taken by majority vote.

A member of the Committee may participate in any meeting of the Committee by a conference telephone call or other means that enable all persons participating in the meeting to hear one another, and participation in this manner shall constitute his or her presence in person at the meeting. The Committee also may act by the unanimous written consent of its members.

Article 4
Plan Operation

4.1 Effective Date

This Plan shall become effective if and when approved by the Company’s stockholders.

4.2 Term

This Plan shall have a term of 10 years, expiring on the tenth anniversary of its approval by the Company’s stockholders (but remaining in effect, however, for outstanding Awards). No Award may be granted under the Plan after its expiration.

4.3 Maximum Number of Shares

The maximum total number of shares of common stock for which Awards may be granted under this Plan is 1,450,000 shares. The maximum total number of shares of common stock for which ISOs may be granted under this Plan shall at all times be equal to the total number of shares of common stock for which Awards may be granted. This maximum shall be subject to the capitalization adjustments under Section 4.6.

The shares for which Options and SARs are granted shall count against this limit on a 1-for-1 basis, and the shares for which Restricted Stock Awards and RSU Awards are granted shall count against this limit on a 2-for-1 basis (so that each share for which a Restricted Stock Award or RSU Award is granted reduces by two shares the available number of shares for which Awards may be granted).

The shares for which Awards may be granted shall be shares currently authorized but unissued or shares that the Company currently holds or subsequently acquires as treasury shares, including shares purchased in the open market or in private transactions.

4.4 Shares Available for Awards

The determination of the number of shares of common stock available for Awards under the Plan shall take into account the following:

(a) If an Option lapses or expires unexercised, the number of shares in respect of which the Option lapsed or expired shall be added back to the available number of shares for which Awards may be granted.

(b) If a Restricted Stock Award or RSU Award lapses or is forfeited, twice the number of shares in respect of which the Award lapsed or was forfeited shall be added back to the available number of shares for which Awards may be granted.

(c) If a SAR Award or RSU Award is settled in cash, the number of shares in respect of which the Award was settled in cash shall not be added back to the available number of shares for which Awards may be granted.

(d) If the exercise price of an Option is paid by delivery of shares of common stock pursuant to Section 5.9, the number of shares issued upon exercise of the Option, without netting the shares delivered in payment of the exercise price, shall be taken into account in determining the available number of shares for which Awards may be granted.

4.5 Individual Limits on Awards and Outside Director Compensation

In any calendar year, the maximum number of shares for which Awards may be granted to any Eligible Person shall not exceed 150,000 shares in the case of Options and SARs and 150,000 shares in the case of Restricted Stock and RSU Awards, in each case taking into account all similar types of grants and awards under other stock option and equity compensation plans of the Company. These maximums shall be subject to the capitalization adjustments under Section 4.6.

In any calendar year, no Outside Director shall be granted awards under the Plan (excluding awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) having an aggregate maximum value at the Grant Date, taken together with any cash fees payable to such Outside Director with respect to the same calendar year, in excess of $200,000.

4.6 Capitalization Adjustments

In the event of a change in the number of outstanding shares of common stock by reason of a stock dividend, stock split, recapitalization, reorganization or the like, the Committee may, and in the case of a reverse stock split, the Committee shall, equitably adjust the following in order to prevent a dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan: (i) the number of shares for which Awards may be granted under the Plan, (ii) the maximum number of shares for which Awards may be granted to any Eligible Person in a calendar year, (iii) the aggregate number of shares in respect of each outstanding Award and (iv) the exercise price of each outstanding Option and SAR. The Committee may also make any other equitable adjustments that the Committee considers appropriate. Except in the case of a reverse stock split, adjustments shall be made in the Committee’s discretion, and its decisions shall be final and binding.

Article 5
Stock Options and SARs

5.1 Grant

The Committee may grant an Option or SAR to any Eligible Person. Subject to the terms of this Plan, the Committee shall determine the restrictions, limitations and other terms and conditions of each Option and SAR Award.

The Committee shall designate each Option as either an ISO or NSO and shall designate each SAR Award as either a Stand-Alone SAR or a Tandem SAR. A Tandem SAR may not be granted later than the time that its related Option is granted.

5.2 Exercise Price

The Committee shall determine the exercise price of each Option and SAR. The exercise price per share may not be less than the Fair Market Value on the Grant Date of the Option or SAR.

Except for capitalization adjustments under Section 4.6 or as approved by the Company’s stockholders, the exercise price per share of any outstanding Option or SAR may not be reduced, and the Option or SAR may not be surrendered to the Company for cash or as consideration for the grant of a new Option or SAR with a lower exercise price per share.

5.3 Vesting and Term

The Committee shall determine the time or times at which each Option and Stand-Alone SAR becomes vested. Vesting may be based on continuous service or on the attainment of Performance Goals or other conditions specified in the Award Agreement. A Tandem SAR shall vest if and to the extent that its related Option vests, and shall expire or be canceled when its related Option expires or is canceled. No Option or SAR may have an Expiration Date more than 10 years from its Grant Date. The Committee, in its discretion, at any time may accelerate the vesting of an Option or SAR or extend its Expiration Date (subject to the foregoing maximum 10-year term).

5.4 Automatic Conversion of ISO in Event of Change in Employment Status

If, and to the extent that, a leave of absence, change in status from Employee to Consultant or Director or other change in the employee-employer relationship interrupts employment for purposes of §422(a)(2) of the Code and the rules and regulations issued thereunder, an Employee’s ISO shall convert automatically into an NSO on the date that is three (3) months and one day following such change of status if not exercised (to the extent exercisable) prior to such date. The Employee may thereafter exercise the NSO as provided in the Plan and Award Agreement.

5.5 Termination of Service

Unless otherwise specified in the underlying Award Agreement, in the case of an Option or SAR held by an Employee or Director who incurs a Termination:

(a) if and to the extent that the Option or SAR is unvested as of the Employee’s or Director’s Termination Date, the Option or SAR shall lapse on the Termination Date unless the Termination is incurred by reason of his or her death, in which case the Option or SAR shall become fully vested as of the Employee’s or Director’s Termination Date; and

(b) if and to the extent that the Option or SAR is (or becomes) vested as of the Employee’s or Director’s Termination Date, the Option or SAR shall expire (i) on the earlier of 90 days after the Termination Date or the Expiration Date of the Option or SAR, or (ii) if the Termination is incurred by reason of his or her death, on the earlier of the first anniversary of the Employee’s or Director’s death or the Expiration Date of the Option or SAR.

5.6 Transferability

No Option or SAR may be transferred, assigned or pledged, whether by operation of law or otherwise, except (i) as provided in the underlying Award Agreement or as the Committee otherwise permits, or (ii) as provided by will or the applicable laws of intestacy or (iii) if:

(a) the transferee is a revocable trust that the employee established for estate planning reasons (in respect of which the employee is treated as the owner for federal income tax purposes); or

(b) the transferee is (i) the spouse of the employee or a child, step-child, grandchild, parent, sibling or child of a sibling of the employee (each an “eligible transferee”), (ii) a custodian for an eligible transferee under any Uniform Transfers to Minors Act or Uniform Gifts to Minors Act or (iii) a trust for the primary benefit of one or more eligible transferees.

Transfers described in the preceding clause (b) shall be subject to any restrictions and requirements that the Committee considers appropriate (for example, the transferee’s written agreement to be bound by the terms of the Plan and the underlying Award Agreement). In no event shall an ISO be transferable to the extent that such transferability would violate the requirements applicable to such option under §422 of the Code.

No Option or SAR shall be subject to execution, attachment or similar process.

5.7 Additional ISO Rules

To the extent that the aggregate fair market value (determined in respect of each ISO on the basis of the Fair Market Value of a share of common stock on the ISO’s Grant Date) of the underlying shares of all ISOs that become exercisable by an individual for the first time in any calendar year exceeds $100,000, the Options shall be treated as NSOs. This limitation shall be applied by taking ISOs into account in the order in which they were granted.

In the case of an ISO granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Subsidiary), the exercise price per share may not be less than 110% of the Fair Market Value on the Grant Date and the ISO may not have an Expiration Date more than five years from the Grant Date.

The Award Agreement underlying an Option that the Committee designates as an ISO may contain any additional terms, beyond those of this Plan, that the Committee considers necessary or desirable to include to assure that the Option complies with the requirements of §422 of the Code.

5.8 Manner of Exercise

A vested Option or SAR may be exercised in full or only partially (but in the case of a partial exercise, only in respect of a whole number of shares) by (i) written notice to the Committee or its designee stating the number of shares in respect of which the Option or SAR is being exercised and, in the case of an Option, (ii) full payment of the exercise price of those shares.

5.9 Payment of Exercise Price

Payment of the exercise price of an Option shall be made by check or, if permitted by the Committee (either in the underlying Award Agreement or at the time of exercise), by: (i) delivery of shares of common stock having a Fair Market Value on the date of exercise equal to the exercise price; (ii) directing the Company to withhold, from the shares otherwise issuable upon exercise of the Option, shares having a Fair Market Value on the date of exercise equal to the exercise price; (iii) by an open-market broker-assisted sale pursuant to which the Company is promptly delivered the portion of the sales proceeds necessary to pay the exercise price; (iv) any combination of these methods of payment; or (v) any other method of payment that the Committee authorizes.

5.10 Tandem SARs

A Tandem SAR shall entitle the Participant to elect to exercise either the SAR or the related Option as to all or any portion of the shares subject to the SAR and Option. The exercise of a Tandem SAR shall cause the immediate and automatic cancellation of its related Option with respect to the same number of shares, and the exercise, expiration or cancellation of the related Option (other than by reason of the exercise of the Tandem SAR) shall cause the automatic and immediate cancellation of the Tandem SAR with respect to the same number of shares.

5.11 Settlement of SARs

Settlement of a SAR may be made, in the Committee’s discretion, in shares of common stock or in cash, or in a combination of the two, subject to applicable tax withholding requirements. Any cash payment in settlement of a SAR shall be made on the basis of the Fair Market Value of a share of common stock on the date that the SAR is exercised.

Article 6
Restricted Stock
and Restricted Stock Units

6.1 Grant

The Committee may issue Restricted Shares or grant Restricted Stock Units to any Eligible Person. Subject to the terms of this Plan, the Committee shall determine the restrictions, limitations and other terms and conditions of each Restricted Stock Award and RSU Award.

6.2 Vesting

The Committee shall determine the time or times at which each Restricted Stock Award or RSU Award becomes vested. Vesting may be based on continuous service or on the attainment of specified Performance Goals or other conditions specified in the Award Agreement.

Each Restricted Stock Award and RSU Award held by an Employee or a Director shall become fully vested as of his or her Termination Date if the Termination is incurred by reason of his or her death.

6.3 Transferability

Prior to the vesting of a Restricted Stock Award, the Restricted Shares subject to the Award may not be transferred, assigned or pledged (except as provided in the Award Agreement or as the Committee permits) and shall not be subject to execution, attachment or similar process. After vesting, the Restricted Shares may still remain subject to restrictions on transfer under applicable securities laws and any restrictions imposed by the Award Agreement. If the Restricted Shares are issued in certificated form, the Committee may require each certificate representing Restricted Shares to bear a legend making appropriate reference to the restrictions on the shares, and may also require that the certificate, together with a stock power duly endorsed in blank by the Participant, remain in the Company’s physical custody or in escrow with a third party until all restrictions have lapsed.

6.4 Rights as Stockholder

Subject to the terms of the Plan and as provided in the underlying Award Agreement, a Participant may have some or all of the rights of a stockholder in respect of unvested Restricted Shares subject to a Restricted Stock Award, including the right to vote the shares and to receive dividends and other distributions in respect of the shares. A Participant shall have all of the rights of a stockholder when Restricted Shares become vested. The Committee may provide in the Award Agreement for the payment of dividends and distributions to the Participant when dividends are paid to stockholders generally or at the time of vesting or distribution of the Restricted Shares.

A Participant shall not have any rights as a stockholder in respect of the shares of common stock subject to an RSU Award until those shares have been issued and delivered to the Participant pursuant to the terms of the Award.

6.5 Settlement of RSU Award

Settlement of an RSU Award may be made, in the Committee’s discretion, in shares of common stock or in cash, or in a combination of the two, subject to applicable tax withholding requirements. Any cash payment in settlement of an RSU Award shall be made on the basis of the Fair Market Value of a share of common stock on the date that the shares subject to the Award become issuable to the Participant.

6.6 Deferrals

The Committee may (but shall not be required to) permit a Participant to elect to defer the delivery of shares upon the vesting or settlement of a Restricted Stock Award or RSU Award. Any such election shall be for a deferral period and in a manner and on terms that the Committee approves and that are intended to comply with the requirements of §409A of the Code, but the Committee cannot guarantee such compliance.

Article 7
Change of Control

7.1 Treatment of Outstanding Awards in Event of a Change of Control Considered to be a Corporate Transaction

To the extent not otherwise provided in the applicable Award Agreement or individual severance or employment agreement to which a Participant is a party (and except as is necessary to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A to the extent applicable), the following provisions shall apply with respect to outstanding Awards in the event of a Change of Control that involves a Corporate Transaction:

(a) The Committee may, in its sole discretion at or after grant and without the consent of any Participant, provide for (i) the assumption of outstanding Awards by the surviving corporation or its parent (if the Company is not the surviving corporation), (ii) the substitution of new awards of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price, (iii) the continuation of the Awards by the Company (if the Company is the surviving corporation), or (iv) the cancellation of the Awards in accordance with subsection (b) below. Outstanding Awards do not have to be uniformly treated for all Participants.

(b) If and to the extent that there is no assumption, substitution or continuation of Awards, then all outstanding Awards granted to Employees and Directors shall become fully vested and exercisable, and all restrictions on shares underlying Restricted Stock Awards to Employees and Directors shall lapse; except that Awards conditioned on the attainment of one or more Performance Goals shall vest with respect to each performance measurement tranche completed during the performance period prior to the Change of Control, or if the performance period is not divided into separate performance measurement tranches, proportionately based on the portion of the performance period completed prior to the Change of Control and expressed in terms of the total of completed months out of the total number of months within the performance period.

(c) With respect to any vested and nonforfeitable Awards, the Committee may either:

(i)	allow Participants to exercise any Awards of Options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding Options or SARs that remain unexercised upon consummation of the Corporate Transaction; however, the exercise of any Option or SAR Award shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation; or

(ii)	cancel any or all of such outstanding Awards in exchange for a payment with respect to each vested share subject to such canceled Award in (a) cash, (b) stock of the Company or of a corporation or other business entity that is a party to the Corporate Transaction, or (c) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of common stock in the Corporate Transaction, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award.

(d) An Award (i) having an exercise or purchase price per share equal to or greater than the fair market value of the consideration to be paid per share of stock in the Corporate Transaction or (ii) not vested (except to the extent that the Committee elects to accelerate vesting) as of the consummation of the Corporate Transaction may be canceled without the payment of any consideration. Upon the consummation of the Corporate Transaction, all outstanding Awards or portion thereof shall terminate and cease to be outstanding, except to the extent such Awards have been assumed or continued as provided hereunder.

(e) Prior to any payment contemplated under this section, and pursuant to any purchase or merger agreement or other applicable transaction agreement, the Committee may require each Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of common stock, subject to any limitations or reductions as may be necessary to comply with §409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(f) If and to the extent that Awards are continued, assumed or replaced under subsection (a) above and an Employee or Director holding such an Award experiences a Termination by the Company or a Subsidiary for a reason other than Cause during the Window Period or, in the case of Employees only, there is a Termination by Employee of employment for Good Reason during the Window Period, then all of such Participant’s outstanding Awards shall become fully vested and exercisable, and all restrictions on the shares underlying Restricted Stock Awards of such Participant shall lapse.

7.2 Treatment of Outstanding Awards in Event of a Change of Control Not Considered to be a Corporate Transaction

To the extent not otherwise provided in the applicable Award Agreement or individual severance or employment agreement to which a Participant is a party (and except as is necessary to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A to the extent applicable), the provisions of this Section 7.2 shall apply in the event of a Change of Control that does not involve a Corporate Transaction:

In the case of a Participant who is either an Employee or a Director only, all of such Participant’s outstanding Awards shall become fully vested and exercisable (except that Awards conditioned on the attainment of one or more Performance Goals shall vest in the same manner as provided in Section 7.1(b)), and all restrictions on the shares underlying Restricted Stock Awards of such Participant shall lapse upon the occurrence of both:

(a)	A Change of Control; and

(b)	(i) A Termination of such Participant by the Company or a Subsidiary for a reason other than Cause during the Window Period, or in the case of Employees only, (ii) a Termination by Employee for Good Reason during the Window Period.

7.3 Definitions

A “Change of Control” means an event or the last of a series of related events by which:

(a) any Person (as that term is used in sections 13(d) and 14(d) of the Exchange Act, together with all of that person’s “affiliates” and “associates” as those terms are defined in Rule 12b-2 under the Exchange Act) directly or indirectly acquires or otherwise becomes entitled to vote stock having more than 50% of the voting power of the Company’s then outstanding securities; or

(b) during any 24-month period, a majority of the members of the Board ceases to consist of Qualifying Directors. A Director shall be considered a “Qualifying Director” if he or she falls into any one of the following five categories:

(i)	a Director at the beginning of the period (“Continuing Directors”); or

(ii)	a Director elected to office after the start of the period by the Board with the approval of two-thirds of the incumbent continuing Directors (an “appointed Director”); or

(iii)	a Director elected to office after the start of the period by the Company’s stockholders following nomination for election by the Board with the approval of two-thirds of the incumbent continuing and appointed Directors (an “elected Director”); or

(iv)	a Director elected to office after the start of the period by the Board with the approval of two-thirds of the incumbent continuing, appointed and elected Directors; or

(v)	a Director elected to office after the start of the period by the Company’s stockholders following nomination for election by the Board with the approval of two-thirds of the incumbent continuing, appointed and elected Directors; or

(c) A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, holders of the Company’s voting securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the voting power of the outstanding securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any parent of such entity) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction.

“Cause” means any one or more of the following: (i) the commission of any crime involving dishonesty, breach of trust or physical harm to any person, (ii) willfully engaging in conduct that is in bad faith or injurious to the Company or its business (including, for example, fraud or embezzlement), (iii) gross misconduct, whether personal or professional, which could cause harm to the business or reputation of the Company, (iv) failure to comply with the significant provisions of the Company’s policies as specified in the Employee Handbook or Code of Ethics, or as otherwise adopted by the board of directors then in effect, (v) willful and material failure to perform or observe, or gross negligence in the performance of, the Participant’s job, including the failure to follow the reasonable written directions of the person to whom the Participant reports, or (vi) any breach of covenants of confidentiality, non-competition, non-solicitation or other covenants the Participant has agreed to with the Company.

“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.

“Good Reason” means one or more of the following: (i) a material reduction during the Window Period of the Participant’s compensation where the Company has not implemented an across-the-board reduction in compensation; (ii) the relocation during the Window Period (without the Participant’s prior written consent) of the Participant’s primary work site to a location greater than seventy five (75) miles from the Participant’s work site; or (iii) a material reduction during the Window Period of the Participant’s duties (without the Participant’s prior written consent) from those in effect prior to the Window Period; provided, however, that to invoke a Termination for Good Reason, (A) the Participant must provide written notice to the Company within thirty (30) days of the event believed to constitute Good Reason, (B) the Company must fail to cure such event within thirty (30) days of the receipt of such written notice, and (C) the Participant must terminate employment within thirty (30) days following the expiration of the Company’s cure period described above.

“Termination” shall mean, for purposes of this Article 7 only, (i) in respect of an Employee, termination of employment (but transferring employment from the Company to a Subsidiary or from a Subsidiary to the Company or to another Subsidiary shall not be considered a Termination); and (ii) in respect of an Outside Director, termination of service on the Board.

“Window Period” means a period beginning thirty (30) calendar days prior to the date the Change of Control is effected and ending on the one-year anniversary of the date the Change of Control is effected.

Article 8
Miscellaneous Provisions

8.1 Award Agreement

Each Award under the Plan shall be evidenced by an Award Agreement which shall be subject to and incorporate the terms of the Plan.

8.2 Forfeiture and Clawback Policy

The Committee may specify in an Award Agreement that a Participant’s right, payment and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law. Without limiting the generality of the foregoing, any Award under the Plan shall be subject to the terms of any clawback policy maintained by the Company or as required by law, as it may be amended from time to time.

8.3 Compliance with §409A of the Code

Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from §409A of the Code, and, to the extent not so exempt, in compliance with §409A of the Code. To the extent that an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. If the Committee determines that the Plan or any Award granted hereunder is not exempt from and is therefore subject to §409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirement. In any event, the Company does not guarantee that Awards under the Plan will comply with Code Section 409A, and the Committee is under no obligation to make any changes to the Plan or any Award to cause such compliance.

Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), with respect to any Award made under the Plan that is determined to be “nonqualified deferred compensation” (as defined in §409A of the Code), (a) references to Termination will mean the Participant’s “separation from service” (as defined in §409A of the Code) with the Company or a Subsidiary, and (b) if the shares of common stock are publicly traded, any payment to be made to a “specified employee” (as defined in §409A of the Code) with respect to such Award in connection with the Participant’s Termination shall be delayed until six months after the Participant’s separation from service (or earlier death) in accordance with the requirements of §409A of the Code.

8.4 Compliance with Securities and Other Laws; Listing and Registration of Shares.

All Awards (and all issuances of common stock under the Plan) shall be subject to compliance by the Company and the Participant with all applicable laws, rules and regulations (including stock exchange rules). No shares shall be issued pursuant to any Award, and the Company shall have no liability for failure to issue or deliver such shares, unless and until any then applicable requirements of Federal or state laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

The Company is under no obligation to register shares issued pursuant to any Award with the U.S. Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. If at any time the Company shall determine, in its sole discretion, that the listing, registration, qualification or rule compliance of the shares upon any securities exchange or under any state or Federal law, the Code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares to the Participant (or his or her estate) hereunder, such issuance shall not occur unless and until such listing, registration, qualification, rule compliance, consent or approval shall have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the issuance of any shares will violate U.S. Federal securities laws or any other applicable securities or exchange control laws, the Company shall defer issuance until the earliest date on which the Company reasonably concludes, in its sole discretion, that the issuance of such shares will no longer cause such violation. The Company shall make all reasonable efforts to meet the requirements of any such Federal or state law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

8.5 Tax Withholding

The Company may withhold an amount sufficient to satisfy its withholding tax obligations, if any, in connection with any Award under the Plan, and the Company may defer making any payment or delivery of shares pursuant to the Award unless and until the Participant indemnifies the Company to its satisfaction in respect of its withholding obligation.

8.6 Amendment and Termination

The Board may amend, suspend or terminate the Plan at any time. The Company’s stockholders shall be required to approve any amendment that would (i) materially increase the number of shares of common stock for which Awards may be granted, (ii) increase the number of shares of common stock for which ISOs may be granted (other than an amendment authorized under Section 4.6), (iii) permit any action that would be treated as a repricing of Awards under applicable stock exchange rules or (iv) otherwise require stockholder approval under any applicable laws, regulations or stock exchange rules. If the Plan is terminated, the Plan shall remain in effect for Awards outstanding as of its termination. No amendment, suspension or termination of the Plan shall adversely affect the rights of the holder of any outstanding Award without his or her consent.

8.7 Indemnification

To the maximum extent permitted by applicable law, no member of the Committee nor of the Board, nor any persons (including without limitation Employees) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan, except in the event of such person’s or the Committee’s or Board’s fraud or willful misconduct. Each person who is or shall have been a member of the Committee or of the Board, and any other individual or group exercising delegated authority or responsibility with respect to the Plan, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s or Board’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan, unless arising out of such person’s or the Committee’s or Board’s fraud or willful misconduct.

8.8 Foreign Jurisdictions

The Committee may adopt, amend and terminate a supplement to the Plan to permit Employees in another country to receive Awards under the supplement (on terms not inconsistent with the terms of Awards under the Plan) in compliance with that country’s securities, tax and other laws.

8.9 No Right to Employment

Nothing in this Plan or in any Award Agreement shall give any person the right to continue in the employ of the Company or any Subsidiary or limit the right of the Company or Subsidiary to terminate his or her employment.

8.10 Notices

Notices required or permitted under this Plan shall be considered to have been duly given if sent by certified or registered mail addressed to the Committee at the Company’s principal office or to any other person at his or her address as it appears on the Company’s payroll or other records.

8.11 Severability

If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and administered as if the illegal or invalid provision had not been included.

8.12 Governing Law

This Plan and all Award Agreements (unless the Award Agreement specifies otherwise) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws of any jurisdiction.